As filed with the Securities and Exchange Commission on February 4, 2002 Reg.
                                     No. 33


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    _________________________________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ___________________________________
                               AMNIS SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)
     Delaware                                      33-0821967
(State  or  other  jurisdiction  of               (I.R.S.  Employer
incorporation  or  organization)                Identification  No.)

                3450 Hillview Avenue, Palo Alto, California 94304
                                 (650) 855-0200
                    (Address of principal executive offices)
                ________________________________________________

                       ADVISORY AND CONSULTING AGREEMENTS
                              (Full title of plan)
                                    Mark Baum
                                  Paul Kessler
                        ________________________________

                                Michael Liccardo
                                President and CEO
                              3450 Hillview Avenue
                           Palo Alto, California 94304
                     (Name and address of agent for service)
                                 (650) 855-0200
          (Telephone number, including area code of agent for service)

                                    Copy to:
                                The Baum Law Firm
                               Mark L. Baum, Esq.
                           City National Bank Building
                              4274 Executive Square
                             Second Floor, Suite 210
                           La Jolla, California 92037
                                 (858) 638-7878


CALCULATION  OF  REGISTRATION  FEE


Title of securities                       Proposed maximum    Proposed maximum     Amount of
                      Amount to be
to be registered                         offering price       Aggregate offering   Registration fee
                      Registered         per share            Price
-----------------   -----------------  -------------------  --------------------   ----------------

Common Stock
(no par value)        850,000           $.83                 $705,500              $176.38
------------------  -----------------  -------------------  -----------------       -------



                                        6
Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457 (h) of the General Rules and Regulations under the Securities Act of 1993.

                                     PART I

              INFORMATION REQUIRED IN THIS SECTION 10(a) PROSPECTUS


Item  1.          Plan  Information.*

Item  2.          Registrant  Information and Employee Plan Annual Information.*

*Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item  3.  Incorporation  of  Documents  by  Reference

     The following documents filed by Amnis Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

     (a)  the  Company's  annual report on Form 10-KSB for the fiscal year ended
December  31,  2000;

     (b) the Registrant's Form 8-K filed on May 1, 2001, Form 8-K/A filed on July 2, 2001, Form 8-K filed on January 14, 2002 and all other reports filed by the Company pursuant to Section
13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 2001 through the date hereof;

     (c) any document filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock registered hereunder have been sold or that deregisters all such shares of Common Stock then remaining unsold, such documents being deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item  4.  Description  of  Securities

     Not  applicable.

Item  5.  Interests  of  Named  Experts  and  Counsel

     Mark L. Baum, Esq., does consulting work for Amnis Systems from time to time.

Item  6.  Indemnification  of  Directors  and  Officers

     The Company's indemnification policy covering officers and directors, as contained in the by-laws, provides that the Company may indemnify at its officers or directors for costs reasonably incurred in connection with civil, criminal, administrative and investigative proceedings. The Company may purchase indemnification insurance for officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Experts

     The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-KSB) for the year ended December 31, 2001 have been audited by Hood & Strong LLP, certified public accounts, as set forth in their report thereon included therein and incorporated herein by reference. Reference is made to said report, which includes explanatory paragraphs that describe the Company's ability to continue as a going concern, discussed in the notes to the Company's Consolidated Financial Statements. Such financial statements are incorporated herein in reliance upon the reports of Hood & Strong LLP, pertaining to such financial statements (to the extent filed with the Commission) given upon the authority of such firm as experts in giving such reports.

Item  7.  Exemption  from  Registration  Claimed

Not  applicable.

Item  8.     Exhibits

     The Exhibits to this registration statement are listed in the index to Exhibits on page 9.

Item  9.  Undertakings

(a)     The  undersigned  registrant  hereby  undertakes:

     (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on October 29, 2001.

     AMNIS  SYSTEMS,  INC.



     By   /s/   Michael  Liccardo
     Michael  Liccardo,  President  &  CEO

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark L. Baum, each of them acting individually as his attorney-in-fact, each with full power of substitution and re-substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to al intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.




Signature                   Title              Date
--------------------  -----------------  ----------------
/s/ Larry Bartlett .  Director and CFO   February 1, 2002
--------------------
Larry Bartlett

/s/ Michael Liccardo  President and CEO  February 1, 2002
--------------------
Michael Liccardo




                                       18


                                INDEX TO EXHIBITS


Exhibit                                     Sequentially
NO.                Description              Numbered  Pages
---                -----------              ---------------


4.1     Advisory  and  Consulting  Agreements

     4.1(a)     Mark  L.  Baum

     4.1(b)   Paul  Kessler

5.1 Opinion of Counsel, regarding the legality of the securities registered hereunder.

23.1     Consent  of  Hood  &  Strong  LLP  of  Menlo  Park,  California.

23.2     Consent  of  Counsel  (included  as  part  of  Exhibit  5.1)

24          Power  of  Attorney  (Contained  within  Signature  Page)

Exhibit  4.1     Advisory  and  Consulting  Agreements


                              Number  of  Shares  and  Options
                               --------------------------------

     4.1(a)   Mark  L.  Baum    550,000

     4.1(b)   Paul  Kessler     300,000
                                -------

                                850,000









































4.1(a)
                              CONSULTING AGREEMENT

This Consulting Agreement (the "Consulting Agreement" or "Agreement") is made as of this January 31, 2002 by and between Mark L. Baum (hereinafter referred to as "Consultant"), an individual, having his principle address at 3202 Fondren Road, Houston, Texas 77063 and Amnis Systems (hereinafter referred to as the "Company") with offices at 3450 Hillview Avenue, Palo Alto, California 94304.

                                   WITNESSETH

WHEREAS, the Company desires to retain the services of Consultant relating specifically to strategic planning, business development and other investment banking services in connection with its business; and

WHEREAS, Consultant is qualified and willing to provide the Company with the aforementioned services;

WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company; and

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

     1.     APPOINTMENT.
            -----------

     The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

     2.     TERM.
            ----

     The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate 120 days hence, unless terminated or extended in accordance with a valid provision contained herein, or unless extended by a subsequent agreement between the parties.

     3.     SERVICES.
            --------

     During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management of sales and marketing resources, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, mergers and acquisitions and other business opportunities. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

     (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

     (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

     (c) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, mergers and acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof;
(d Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing; and
(e) Completion of an S-8 Registration Statement to be filed with the Securities Exchange Commission (the "SEC") for the Company's common shares to be used as compensation for this and other advisory and consulting agreements.

     4.     DUTIES  OF  THE  COMPANY.
            ------------------------

     The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

     5.     COMPENSATION.
            ------------

     Upon the execution of this Agreement, Company agrees to pay Consultant the following as consideration for the services rendered under this Agreement:

     (a)     Stock  Purchase.  Consultant  shall  have  the  right  to  purchase
             ---------------
300,000 shares of the Company's common shares at an exercise price of USD $.40 per share. Consultant's rights regarding these shares shall vest immediately upon execution of this Agreement and receipt of the stock purchase amount by the Company.

     (b)     Non-Option Shares.  Consultant shall also receive, within 3 days of
             -----------------
the effectiveness of the S-8 Registration Statement (referenced in Section 3(e) above), 250,000 shares of the Company's common stock. Said non-option shares shall be freely tradable and shall be free of any and all other encumbrances.

     (c) Within 3 days of the effectiveness of the S-8 Registration Statement (referenced in Section 3(e) above), assuming the Stock Purchase shares have been paid for, the Company shall execute a written request to its transfer agent to prepare and deliver to Consultant, or it's agent, two common stock certificates for (1) 300,000 and (2) 250,000 freely tradable, non-legend, shares of the Company's common stock.

          (d) The Compensation outlined in Section 5(a)-(c) above shall be conveyed through an effective S-8 registration of common shares (referenced in Section 3(e) above). Company agrees to exercise it's Best Efforts to provide Consultant, it's agent or any other party charged to file the subject S-8 Registration Statement with any and all information, documentation and related assistance required to make the S-8 Registration Statement effective.

5.5     COSTS  AND  EXPENSES
        --------------------

(a)     Miscellaneous  Costs.
        --------------------

     Subject to the prior approval of the Company, Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges. Consultant shall provide the Company with a detailed accounting of monthly expenses related to the Agreement. Payment for these expenses shall be made to Consultant within 15 days after submission to the Company.

     6.     REPRESENTATION  AND  INDEMNIFICATION.
            ------------------------------------

     (a)     Company.  Company  agrees  to  indemnify,  defend,  and  shall hold
             -------
harmless Consultant and/or his agents, and shall defend any action brought against said parties with respect to any claim, demand cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any of Company representation, warranty, or agreement hereunder, or (iii) arises out of the negligence or willful misconduct of Company.

     (b)     Consultant.  Consultant agrees to indemnify, defend, and shall hold
             ----------
harmless Company, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.

     (c)     Notice.  In  claiming  indemnification  hereunder,  the indemnified
             ------
party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6.5     COMPLIANCE  WITH  SECURITIES  LAWS.
        ----------------------------------

     The Company understands that any and all compensation outlined in Section 5shall be paid solely and exclusively as consideration for the aforementioned investment banking efforts made by Consultant on behalf of the Company as an independent contractor. Any monies transferred to Company by Consultant to pay for the exercise of stock options provided to Consultant herein is not made with the intent to raise capital or provide Company with capital. Consultant has been engaged to provide the Company with traditional investment banking and related business services. Consultant's engagement does not involve the promotion or marketing of the Company's securities.


     7.     MISCELLANEOUS.
            -------------


     (a)     Termination.  Subsequent  to  and  no  less  than 30 days after the
             -----------
execution of this Agreement, this Agreement may be terminated by either Party upon written notice to the other Party for any reason and shall be effective five (5) business days from the date of such notice. Termination of this Agreement shall cause Consultant to cease providing services under this Agreement; however, termination for any reason whatever, shall not decrease or eliminate the compensatory obligations of the Company as outlines in Section 5 of this Agreement.

     (b)     Modification.  This  Consulting  Agreement  sets  forth  the entire
             ------------
understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

     (c)     Notices.  Any  notice  required  or permitted to be given hereunder
             -------
shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

     (d)     Waiver.  Any waiver by either Party of a breach of any provision of
             ------
this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

(e)     Assignment.  The  Options  under  this  Agreement  are assignable at the
        ----------
discretion  of  the  Consultant.

     (f)     Severability.  If  any  provision  of  this Consulting Agreement is
             ------------
invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     (g)     Counterparts; Facsimile Signatures.  This Agreement may be executed
             ----------------------------------
in any number of counterparts, each of which may be executed by less than all of the parties to this Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same agreement. The parties shall be entitled to rely upon and enforce a facsimile of any authorized signature as if it were the original.

     (h)     Disagreements.  Any  dispute  or other disagreement arising from or
             -------------
out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in San Diego, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

          (i)     Execution  of  Agreement.  Company has the requisite corporate
                  ------------------------
power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by Company of this Agreement. This Agreement has been duly and validly executed and delivered by Company and constitutes the valid and binding obligations of Company, enforceable in accordance with the respective terms.

          (j)     Effect  of  Agreement.  The  consummation  by  Company  of the
                  ---------------------
transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will comply with all applicable law and will not conflict with or result in a breach of any of the unwaived terms of any agreement or instrument to which Company is bound, or constitute a default thereunder.

          (k)     Consummation.  Upon  the  execution  and  delivery  of  this
                  ------------
Agreement, Company will have all requisite power to enter into this Agreement and to consummate the transactions contemplated hereunder. Thereafter, this Agreement, and the other agreements referred to herein, will constitute the valid and binding obligations of Company, and will be enforceable in accordance with their respective terms.


SIGNATURE  PAGE


     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Amnis  Systems  Inc.                 CONSULTANT


/s/  Michael  Liccardo             -/s/  Mark  L.  Baum
----------------------            -------------------
Michael  Liccardo,                  Mark  L.  Baum
Chairman,  President  and  CEO
4.1(b)
                              CONSULTING AGREEMENT

This Consulting Agreement (the "Consulting Agreement" or "Agreement") is made as of this January 31, 2002 by and between Paul Kessler (hereinafter referred to as "Consultant"), an individual, having his principle address at 6363 Sunset Boulevard Fifth Floor, Hollywood, CA 90028 and Amnis Systems (hereinafter referred to as the "Company") with offices at 3450 Hillview Avenue, Palo Alto, California 94304.

                                   WITNESSETH

WHEREAS, the Company desires to retain the services of Consultant relating specifically to strategic planning, business development and other investment banking services in connection with its business; and

WHEREAS, Consultant is qualified and willing to provide the Company with the aforementioned services;

WHEREAS, the Company wishes to induce Consultant to provide these consulting services to the Company; and

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

     1.     APPOINTMENT.
            -----------

     The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

     2.     TERM.
            ----

     The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate 120 days hence, unless terminated or extended in accordance with a valid provision contained herein, or unless extended by a subsequent agreement between the parties.

     3.     SERVICES.
            --------

     During the term of this Agreement, Consultant shall provide advice to undertake for and consult with the Company concerning management of sales and marketing resources, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, mergers and acquisitions and other business opportunities. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

     (a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

     (b) The implementation of a marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

     (c) The identification, evaluation, structuring, negotiating and closing of joint ventures, strategic alliances, mergers and acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof;

     (d) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing; and

     4.     DUTIES  OF  THE  COMPANY.
            ------------------------

     The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

     5.     COMPENSATION.
            ------------

     Upon the execution of this Agreement, Company agrees to pay Consultant the following as consideration for the services rendered under this Agreement:

     (a)     Stock  Purchase.  Consultant  shall  have  the  right  to  purchase
             ---------------
300,000 shares of the Company's common shares at an exercise price of USD $.40 per share. Consultant's rights regarding these shares shall vest immediately upon execution of this Agreement and receipt of the stock purchase amount by the Company.

     (b) Within 3 days of the effectiveness of the S-8 Registration Statement (referenced in Section 3(c) below), assuming the Stock Purchase shares have been paid for, the Company shall execute a written request to its transfer agent to prepare and deliver to Consultant, or it's agent, a common stock certificate for 300,000 freely tradable, non-legend, shares of the Company's common stock.

     (c) The Compensation outlined in Section 5(a)-(b) above shall be conveyed through an effective S-8 registration of common shares (referenced in Section 3(e) above). Company agrees to exercise it's Best Efforts to provide Consultant, it's agent or any other party charged to file the subject S-8 Registration Statement with any and all information, documentation and related assistance required to make the S-8 Registration Statement effective.


5.5     COSTS  AND  EXPENSES
        --------------------

(a)     Miscellaneous  Costs.
        --------------------

     Subject to the prior approval of the Company, Consultant in providing the foregoing services, shall not be responsible for any out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges. Consultant shall provide the Company with a detailed accounting of monthly expenses related to the Agreement. Payment for these expenses shall be made to Consultant within 15 days after submission to the Company.

     6.     REPRESENTATION  AND  INDEMNIFICATION.
            ------------------------------------

     (a)     Company.  Company  agrees  to  indemnify,  defend,  and  shall hold
             -------
harmless Consultant and/or his agents, and shall defend any action brought against said parties with respect to any claim, demand cause of action, debt or liability, including reasonable attorneys' fees to the extent that such action is based upon a claim that: (i) is true, (ii) would constitute a breach of any Company representation, warranty, or agreement hereunder, or (iii) arises out of the negligence or willful misconduct of Company.

     (b)     Consultant.  Consultant agrees to indemnify, defend, and shall hold
             ----------
harmless Company, its directors, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, or liability, including reasonable attorneys' fees, to the extent that such an action arises out of the gross negligence or willful misconduct of Consultant.
     (c)     Notice.  In  claiming  indemnification  hereunder,  the indemnified
             ------
party shall promptly provide the indemnifying party with written notice of any claim, which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its expense, assist in the defense if it so chooses, provided that the indemnifying party shall control such defense, and all negotiations relative to the settlement of any such claim. Any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

6.6     COMPLIANCE  WITH  SECURITIES  LAWS.
        ----------------------------------

     The Company understands that any and all compensation outlined in Section 5 shall be paid solely and exclusively as consideration for the aforementioned investment banking efforts made by Consultant on behalf of the Company as an independent contractor. Any monies transferred to Company by Consultant to pay for the exercise of stock options provided to Consultant herein is not made with the intent to raise capital or provide Company with capital. Consultant has been engaged to provide the Company with traditional investment banking and related business services. Consultant's engagement does not involve the promotion or marketing of the Company's securities.

     7.     MISCELLANEOUS.
            -------------

     (a)     Termination.  Subsequent  to  and  no  less  than 30 days after the
             -----------
execution of this Agreement, this Agreement may be terminated by either Party upon written notice to the other Party for any reason and shall be effective five (5) business days from the date of such notice. Termination of this Agreement shall cause Consultant to cease providing services under this Agreement; however, termination for any reason whatever, shall not decrease or eliminate the compensatory obligations of the Company as outlines in Section 5 of this Agreement.

          (b)     Modification.  This Consulting Agreement sets forth the entire
                  ------------
understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

     (c)     Notices.  Any  notice  required  or permitted to be given hereunder
             -------
shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number as the Party shall have furnished in writing to the other Party.

     (d)     Waiver.  Any waiver by either Party of a breach of any provision of
             ------
this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement. The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

     (e)     Assignment.  The Options under this Agreement are assignable at the
             ----------
discretion  of  the  Consultant.

     (f)     Severability.  If  any  provision  of  this Consulting Agreement is
             ------------
invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

     (g)     Counterparts; Facsimile Signatures.  This Agreement may be executed
             ----------------------------------
in any number of counterparts, each of which may be executed by less than all of the parties to this Agreement, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same agreement. The parties shall be entitled to rely upon and enforce a facsimile of any authorized signature as if it were the original.

     (h)     Disagreements.  Any  dispute  or other disagreement arising from or
             -------------
out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in San Diego, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

          (i)     Execution  of  Agreement.  Company has the requisite corporate
                  ------------------------
power and authority to enter into and carry out the terms and conditions of this Agreement, as well as all transactions contemplated hereunder. All corporate proceedings have been taken and all corporate authorizations and approvals have been secured which are necessary to authorize the execution, delivery and performance by Company of this Agreement. This Agreement has been duly and validly executed and delivered by Company and constitutes the valid and binding obligations of Company, enforceable in accordance with the respective terms.

          (j)     Effect  of  Agreement.  The  consummation  by  Company  of the
                  ---------------------
transactions herein contemplated, including the execution, delivery and consummation of this Agreement, will comply with all applicable law and will not conflict with or result in a breach of any of the unwaived terms of any agreement or instrument to which Company is bound, or constitute a default thereunder.

          (k)     Consummation.  Upon  the  execution  and  delivery  of  this
                  ------------
Agreement, Company will have all requisite power to enter into this Agreement and to consummate the transactions contemplated hereunder. Thereafter, this Agreement, and the other agreements referred to herein, will constitute the valid and binding obligations of Company, and will be enforceable in accordance with their respective terms.

SIGNATURE  PAGE


     IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

Amnis  Systems  Inc.                        CONSULTANT


/s/  Michael  Liccardo                /s/  Paul  Kessler
----------------------                 ------------------
Michael  Liccardo,                         Paul  Kessler
Chairman,  President  and  CEO












Exhibit  5.1

                              The Baum Law Firm PC
                                  Mark L. Baum
                                 Attorney at Law
                           City National Bank Building
                              4275 Executive Square
                             Second Floor, Suite 210
                           La Jolla, California 92037
                   Office: (858) 638-7878  Fax: (858) 638-7888



February  1,  2002,

Amnis  Systems,  Inc.

Re:     Opinion  of  Counsel  -  Registration  Statement  on  Form  S-8

Gentleman:

     I have acted as counsel for Amnis Systems (the "Company"), in connection with the preparation and filing of the Company's Registration statement on Form S-8 under the Securities Act of 1933, as amended, (the "Registration Statement"), relating to 850,000 shares of the Company's common stock, $.001 par value, (the "common stock"), issuable pursuant to the Company's Advisory and Consultants Agreements, (the "Plan").

     I have examined the Certificate of Incorporation, as amended, and the By-Laws of the company and all amendments thereto, the Registration Statement and originals, or copies certified to my satisfaction, of such records and meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in my judgement are necessary or appropriate to enable me to render the opinions expressed below.

     Based on the foregoing examination, I am of the opinion that the shares of Common Stock issuable with the Plan are duly authorized and, when issued in accordance with the Plan, will be validly issued, fully paid and nonassessable.

     Further, I consent to the filing of this opinion as an exhibit to the Registration Statement.


Very  truly  yours,


/s/  Mark  L.  Baum
-------------------
Mark  L.  Baum,  Esq.








Exhibit  23.1


                          Consent of Hood & Strong LLP





                          INDEPENDENT AUDITORS' CONSENT


To  the  Board  of  Directors
Amnis  Systems  Inc.


We consent to the incorporation by reference in the Registration Statement of Amnis Systems Inc. and Subsidiary (A Development Stage Company) on Form S-8 of our report dated March 30, 2001 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern) appearing in the Annual Report on Form 10-KSB of Amnis Systems Inc. and Subsidiary (A Development Stage Company) for the year ended December 31, 2000 filed on April 2, 2001. We also consent to the reference to our Firm under the caption "Experts" in the prospectus, which is part of this Registration Statement.





_______________________
/s/  HOOD  &  STRONG  LLP


San  Francisco,  California
February  1,  2002